Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on and Form S-8 (Nos. 333-61916, 333-61672, 333-17011, 333-16635,
033-60607, 333-119887, 333-119590) of Community Bank System, Inc. of our report dated March 11, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
------------------------------

Syracuse, New York
May 12, 2005


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